EXHIBIT 99.1

ENVIROSYSTEMS, INC.

FINANCIAL STATEMENTS

MARCH 31, 2005

ENVIROSYSTEMS, INC.

MARCH 31, 2005

I N D E X

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
Envirosystems, Inc.

We have audited the accompanying balance sheets of Envirosystems, Inc. as at March 31, 2005 and 2004 and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (Unites States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Envirosystems, Inc. as at March 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 1 to the financial statements, the Company has incurred losses since inception and has working capital deficiencies. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

s/s Winick Sanders Leventhal & Co., LLP
New York, New York
April 24, 2005 (except for Note 12, as to which
The date is April 29, 2005

ENVIROSYSTEMS, INC.

BALANCE SHEET

ASSETS

	March 31,
	2005	2004

Current assets:
Cash and equivalents	$32,985	$59,522
Accounts receivable, net of allowances	64,589	33,865
Inventories	292,232	425,879
Prepaid expenses and other current assets	29,255	14,496
Total current assets	419,061	533,762

Property and equipment, at cost
Machinery and equipment	44,357	44,357
Office and laboratory equipment	155,593	160,694
Capitalized software	131,843	131,843
	331,793	336,894
Less: accumulated depreciation	(202,786)	(149,983)

Property and equipment, net	129,007	186,911

Other assets:
Product development, less accumulated amortization of $143,898 and $103,740 in 2005 and 2004, respectively	659,254	699,412
Trade secrets	1,400,000	1,400,000
Deposits	2,658	22,506
Total other assets	2,061,912	2,121,918
Total assets	$2,609,980	$2,842,591

ENVIROSYSTEMS, INC.

BALANCE SHEET (Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

	March 31,
	2005	2004
Current liabilities:
Notes payable	$1,160,000	$260,000
Non-convertible debt	380,399	380,399
Capitalized lease obligations	–	647
Accounts payable	494,188	361,296
Accrued expenses	650,598	102,494
Due to officers	68,389	74,047
Total current liabilities	2,753,574	1,178,883

Convertible debt	61,510	59,260

Stockholders' equity (deficiency):
Preferred stock - $.50 par value; Authorized - 4,000,000 shares Issued - 2,544,972 shares and 2,442,624 shares at March 31, 2005 and 2004, respectively	1,272,486	1,221,312
Common stock - $.50 par value; Authorized - 8,000,000 shares Issued - 3,421,784 shares and 3,411,780 shares at March 31, 2005 and 2004, respectively	1,710,892	1,705,890

Additional paid-in capital, including warrants of $8,313 and $3,813 at March 31, 2005 and 2004, respectively	11,333,904	10,794,645

Treasury stock - at cost
Preferred - 20,500 shares and 16,000 shares at March 31, 2005 and 2004, respectively	(60,500)	(38,000)
Common - 2,400,000 shares at March 31, 2005 and 2004, respectively	(10,000)	(10,000)
Deficit	(14,451,886)	(12,069,399)
Total stockholders' equity (deficiency)	(205,104)	1,604,448
Total liabilities and stockholders' equity (deficiency)	$2,609,980	$2,842,591

ENVIROSYSTEMS, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended
	March 31,
	2005	2004

Revenues - net	$670,214	$592,058

Cost of goods sold	661,133	462,570
Gross profit	9,081	129,488

Operating costs:
Professional services	–	142,245
Marketing	129,006	552,514
Sales	354,453	716,986
Product development	260,091	367,439
Corporate and business development	1,062,655	859,812
Finance and administration	503,153	530,066
Total operating costs	2,309,358	3,169,062

Loss from operations	(2,300,277)	(3,039,574)

Other:
Interest income	174	1,135
Loss on disposition of assets	(3,846)	(15,000)
Interest expense	(77,738)	(232,137)
Total other	(81,410)	(246,002)

Loss before income taxes	(2,381,687)	(3,285,576)

California franchise tax	800	800
Net loss	($2,382,487)	($3,286,376)

Loss per share - basic and diluted	($0.65)	($1.24)

Weighted average number of shares outstanding - basic	3,645,792	2,648,522

Weighted average number of shares outstanding - diluted	3,645,792	2,648,522

ENVIROSYSTEMS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THEYEARS ENDED MARCH 31, 2005

					Additional				Total
	Preferred Stock		Common Stock		Paid-in		Treasury Stock		Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Preferred	Common	Equity

Balance - March 31, 2003	1,363,533	$681,767	3,386,400	$1,693,199	$5,866,074	($ 8,783,023)	($38,000)	($10,000)	($ 589,983)
Preferred stock:
Issued for cash	292,000	146,000	–	–	1,314,000	–	–	–	1,460,000
Issued for services	20,635	10,317	–	–	92,853	–	–	–	103,170
Debt conversion	766,456	383,228	–	–	3,449,052	–	–	–	3,832,280

Common stock:
Issued for cash	–	–	25,250	12,626	47,875	–	–	–	60,501
Issued for services	–	–	130	65	269	–	–	–	334

Warrants purchased:
Preferred shares	–	–	–	–	1,200	–	–	–	1,200

Compensatory element
of stock options, net of tax	–	–	–	–	23,322	–	–	–	23,322
Net income (loss)	–	–	–	–	–	(3,286,376)	–	–	(3,286,376)
Balance - March 31, 2004	2,442,624	$1,221,312	3,411,780	$1,705,890	$10,794,645	($12,069,399)	($38,000)	($10,000)	$1,604,448

Balance - March 31, 2004	2,442,624	$1,221,312	3,411,780	$1,705,890	$10,794,645	($12,069,399)	($38,000)	($10,000)	$1,604,448

Preferred stock:
Issued for cash	101,000	50,500	–	–	454,500	–	–	–	505,000
Issued for services	1,348	674	–	–	6,066	–	–	–	6,740
Purchased	–	–	–	–	–	–	(22,500)	–	(22,500)

Common stock:
Issued for cash	–	–	10,004	5,002	8	–	–	–	5,010

Warrants purchased:
Preferred shares	–	–	–	–	4,500	–	–	–	4,500

Compensatory element
of stock options, net of tax	–	–	–	–	74,185	–	–	–	74,185

Net income (loss)	–	–	–	–	–	(2,382,487)	–	–	(2,382,487)
Balance - March 31, 2005	2,544,972	$1,272,486	3,421,784	$1,710,892	$11,333,904	($14,451,886)	($60,500)	($10,000)	($ 205,104)

ENVIROSYSTEMS, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	March 31,
	2005	2004
Cash flows from operating activities:
Net loss	($2,382,487)	($3,286,376)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock issued for services rendered	6,740	103,490
Compensatory element of stock options	74,185	23,322
Depreciation and amortization	96,875	99,462
Deposits	19,848	18,235
Accounts receivable	(30,724)	(17,297)
Inventories	133,647	(281,023)
Prepaid expenses and other current assets	(14,759)	15,096
Accounts payable	132,892	105,229
Accrued expenses	548,104	101,760
Total adjustments	966,808	168,274

Net cash used in operating activities	(1,415,679)	(3,118,102)

Cash flows used in investing activities:
Net property sales	4,770	–
Property and equipment purchased	–	(13,208)
Net cash provided by (used in) investing activities	4,770	(13,208)

Cash flows from financing activities:
Increase (decrease) in due to officers	(7,638)	74,047
Issuance of preferred and common stock for cash and notes	510,010	5,352,781
Issuance of preferred stock warrants	4,500	1,200
Increase in notes payable	900,000	–
Debt payments and conversions to preferred stock	–	(2,247,375)
Purchase of treasury stock	(22,500)	–
Net cash provided by financing activities	1,384,372	3,180,653

Net increase (decrease) in cash and cash equivalents	(26,537)	49,343

Cash and equivalents - beginning of year	59,522	10,179
Cash and equivalents - end of year	$32,985	$59,522

ENVIROSYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

Note1 - ORGANIZATION OF BUSINESS.

(a)	Organization and Presentation of Financial Statements:

Envirosystems, Inc. was incorporated in the State of Nevada in April, 1996. The Company conducts its operations from its headquarters in Santa Clara, California. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has deficits of $14,451,886 and $12,069,399 and working capital deficiencies of $2,334,513 and $645,121 at March 31, 2005 and 2004, respectively. In addition, the Company has a stockholders’ deficiency of $205,104 at March 31, 2005. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties. Managements’ efforts have been directed toward the development, licensing and implementation of a plan to generate sufficient revenues in the infection control products business to cover all of its present and future costs and expenses. In addition, the Company plans to obtain sufficient capital investment and other financing for current and future working capital purposes to enable it to expand its product lines and to increase its product sales in its target markets.

(b)	Principal Business Activities:

The Company provides infection control products on an international basis through both direct sales and channels of distribution. While the Company’s current focus is on the health care market, products are also sold to transportation, military and industrial/institutional markets. Company products are manufactured utilizing nano-emulsion technology, which makes the products effective against a broad spectrum of harmful organisms while being safe to people, equipment and habitat.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

(a)	Basis of Presentation:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In the Opinion of management, the financial statements contain all adjustments (consisting only of normal accruals) necessary to present fairly the financial position of the Company as at March 31, 2005 and 2004 and the results of operations, changes in stockholders’ equity (deficiency) and cash flows for the years then ended.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (Continued)

(b)	Revenue Recognition:

The Company recognizes revenues and related costs when the Company’s goods are shipped to its customers. Provisions for returns and allowances are recognized in the period the related sales occur.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Estimates which are based on reasonable assumptions are used for, but not necessarily limited to, allowances for doubtful accounts and sales returns, accrued employee benefits, inventory provisions and the original trade secret valuation. Estimates and assumptions are reviewed periodically and the effects of the revisions are reflected in the financial statements. Changes from those estimates may affect amounts reported in the future.

(d)	Concentration of Risks:

Financial instruments that potentially subject the Company to concentrations of risks are principally cash and cash equivalents which often exceed the federal depository insurance limit. The Company places its cash and cash equivalents with high quality financial institutions and believes it is not exposed to any significant credit risk. Substantially all of the Company’s products were sold to thirteen and eleven customers during the years ended March 31, 2005 and 2004, respectively. The Company currently subcontracts substantially all of its manufacturing processes to one major vendor.

(e)	Non-Monetary Transactions:

The accounting for non-monetary transactions is based on the fair value of the services involved. Non-monetary transactions as recorded by the Company have been limited to the exchange of services rendered to the Company and the conversion of debt in exchange for the Company’s preferred convertible stock at $5.00 per share and to the initial trade secret valuation.

(f)	Accounts Receivable:

Accounts receivable arise from sales of the Company’s products. Accounts receivable are periodically reviewed for collectibility and controlled through credit review and approvals, credit limits, days outstanding and monitoring. All overseas customers are required to wire transfer funds prior to shipment. Allowance for doubtful accounts amounted to $9,550 and $585 at March 31, 2005 and 2004, respectively.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (Continued)

(g)	Inventories:

Inventories are stated at the lower of cost or market (first-in, first-out basis) and include purchased raw materials, work-in-process and finished goods.

(h)	Property and Equipment:

Property and equipment are stated at cost less accumulated depreciation. When property assets are sold or retired, the cost and related accumulated depreciation is eliminated from the accounts, and any resulting gain or loss is reflected in operations for the period. The costs of maintenance and repairs are charged to expense as incurred. Significant renewals and replacements which substantially extend the lives of the related assets are capitalized. Depreciation is provided on the straight line method over the estimated useful lives of the related assets ranging from 3 to 7 years. Depreciation expense charged to operations was $56,717 and $59,304 for the years ended March 31, 2005 and 2004, respectively.

(i)	Trade Secret:

The trade secret of the formula/formulation at the time acquired by the Company in 1996 was based upon the valuation of the development costs and other related charges and was acquired in exchange for a portion of founder shares of the Company’s common stock.

(j)	Product Development:

In accordance with Statement of Financial Accounting Standards No.2 Accounting for Research and Development Costs the Company has capitalized direct expenses incurred in the development of product. These costs relate to development activities which are applicable to future products which have yet to be commercialized. In accordance with Financial Accounting Standards No. 142 Goodwill and Other Intangible Assets the product development costs are amortized over a 20 year life through August 2021. Amortization expense was $40,158 for the years ending March 31, 2005 and 2004, respectively.

(k)	Impairment of Long Lived Assts:

The Company assesses potential impairment of its long-lived assets, which include its property and equipment and its identifiable intangibles such as its trade secrets and product development costs under the guidance of Statement of Financial Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets. Once annually, or as events or circumstances indicate that an asset may be impaired, the Company assesses potential impairment of its long lived assets. The Company determines impairment by measuring the undiscounted future cash flows generated by the assets, comparing the result to the assets’ carrying value and adjusting the assets to the lower of their carrying value to fair value and charging current operations for any measured impairment.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (Continued)

(l)	Earnings Per Share:

The Company has adopted Statement of Financial Accounting Standards No. 128 Earnings Per Share, which modified the calculation of earnings per share (“EPS”). This statement replaced the previous presentation of primary and fully diluted EPS to basic and diluted EPS. Basic EPS is computed by dividing income available to stockholders by the weighted average number of shares outstanding for the period. Diluted EPS includes the dilution of stock equivalents, and is computed similarly to fully diluted EPS pursuant to Accounting Principles Board (APB) Opinion 15.

(m)	Stock Based Compensation:

The Company applies Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees (“APB 25”) and related interpretations in accounting for its stock-based compensation plans. Under APB 25, compensation expense for stock option and award plans is recognized as the difference between the fair values of the stock at the date of grant less the amount, if any, the employee or director is required to pay. Certain operating officers have been issued shares of the Company’s stock as part of their compensation under employment agreements. This compensation is earned by the officers and charged to operations over the term of the agreements. Certain non-employees have been awarded stock and options to purchase stock in lieu of compensation. The intrinsic values of the stock and options at the time of grant have been charged to operations.

(n)	Income Taxes:

Deferred tax assets and liabilities are determined using enacted tax rates for the effects of net operating losses and temporary differences between the book and tax bases of assets and liabilities. The Company records a valuation allowance on deferred tax assets to reflect the expected future tax benefits to be realized. In determining the appropriate valuation allowance, certain judgments are made relating to recoverability of deferred tax assets, uses of tax loss carryforwards, level of expected taxable income and available tax planning strategies. These judgments are routinely reviewed by management.

(o)	Comprehensive Income:

The Company has adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. SFAS 130 establishes rules for the reporting and display of comprehensive income and its components; however the adoption of this statement had no impact on the Company’s net income or stockholders’ equity (deficiency). SFAS 130 requires unrealized gains or losses and foreign currency translation adjustments, if any, which, prior to the adoption were reported separately in stockholders’ equity, to be included in other comprehensive income.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (Continued)

(p)	Contingent Liability Policy:

In accordance with Statement of Financial Accounting Standards Interpretation (“FIN”) 14, the Company may have certain contingent liabilities with respect to material existing or potential claims, lawsuits and other proceedings. The Company accrues liabilities when it is probable that future costs will be incurred and such costs can be measured.

(q)	Recently Issued Accounting Pronouncements:

In December 2004 the Financial Accounting Standards Board (”FASB”) revised Statement of Financial Accounting Standards (“SFAS”) No. 123, Share-Based Payment that will require the Company to expense costs related to share-based payment transactions with employees. With limited exceptions, SFAS No. 123 (R) requires that the fair value of share-based payments to employees be expensed over the period service is received, normally over the award’s vesting period. SFAS 123 (R) becomes mandatorily effective for the Company on December 15, 2005. The Company intends to adopt this standard using the modified method of transition. This method requires that issued financial statements be restated on amounts previously calculated and reported in the pro forma footnote disclosures required by SFAS No. 123.

In December 2004 The FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No.29, effective for nonmonetary asset exchanges occurring in the fiscal year beginning April 1, 2006. SFAS No 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material impact on the Company’s financial statements.

In November 2004 The FASB issued SFAS No. 151, Inventory Costs, an Amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires certain abnormal expenditures to be recognized as expenses in the current period. It also requires that the amount of fixed production overhead allocated to inventory be based on the normal capacity of the production facilities. The standard is effective for the fiscal year beginning April 1, 2006. It is not expected that SFAS No. 151 will have a material effect on the Company’s financial statements.

In May 2003 the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. It establishes classification and measurement standards for certain freestanding financial instruments that have characteristics of both liabilities and equity. Instruments within the scope of SFAS No. 150 must be classified as liabilities and be reported at settlement date value. In addition, certain provisions of FASB No. 150 were deferred by FSP No. SFAS 150-3 for certain minority interests in consolidated finite-lived entities. The adoption of SFAS No. 150, as modified by FSP No. SFAS 150-3, did not have a material effect on the accompanying financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (Continued)

(r)	Advertising Costs:

The Company incurred $59,229 and $285,878 in advertising and promotional expenses for the years ended March 31, 2005 and 2004, respectively. These costs are expensed as incurred.

(s)	Shipping Costs:

Shipping costs billed to the Company’s customers are included in revenues while shipping costs incurred are charged to operations.

NOTE 3 - INVENTORIES.

Inventories consist of the following:
	March 31,
	2005	2004

Raw materials	$249,776	$320,709
Work-in-process	9,723	32,308
Finished goods	32,733	72,862
Total	$292,232	$425,879

NOTE 4  ACCRUED EXPENSES.

The elements of accrued expenses are as follows:

	March 31,
	2005	2004

Severance payable to former CEO	$412,500	$–
Customer advances	89,170	–
Accrued vacation pay	61,512	54,364
Interest	83,691	31,652
Other	3,725	16,478
Total	$650,598	$102,494

The severance payable to the Company’s former CEO represents amounts due under her employment contract through termination. In addition, accrual vacation pay includes $43,806 due the former CEO and the Company’s CFO.

NOTE 5 - NOTES PAYABLE.

(a)	Convertible Notes:

From February 22, 2001 through June 23, 2003 the Company sold a series of ten 6% secured convertible preferred notes to an entity (?) totaling $5,980,000 plus warrants for $3,480 to purchase 52,200 shares of the Company’s preferred stock. The entity converted these notes (plus accrued interest of $325,585) on July 31, 2001, August 8, 2002 and March 11, 2004 into 1,261,117 shares of preferred stock at $5.00 per share. As of March 31, 2005 the preferred stock warrants remain unexercised

On March 27, 2000 the Company sold four $62,500 6% convertible notes for $250,000. On March 15, 2002 these notes were converted into 100,000 shares of the Company’s common stock at $2.50 per share.

From December 29, 1999 through March 9, 2005 the Company sold six convertible preferred notes (with interest payable at rates ranging from 3.15% to 12%) totaling $910,000. These notes are convertible into 212,000 shares preferred stock ($5.00 per share)

On March 31, 2004 and May 21, 2004, respectively, the Company sold four $15,000 and four $10,000 6% convertible notes. These notes are convertible into 40,000 shares of the Company’s common stock ($2.50 per share).

On March 9, 2005 the Company sold one $150,000 9% convertible preferred note plus warrants for $4,500 to purchase 81,000 shares of preferred stock ($5.00 per share).

A summary of these notes is as follows:
	March 31,
	2005	2004

3.15% - 12% convertible secured preferred convertible preferred notes with 212,000 preferred convertible cashless warrants	$910,000	$200,000
9% secured convertible preferred notes with 81,000 warrants	150,000	–
6% convertible notes with 40,000 and 24,000 common warrants, respectively	100,000	60,000
Total	$1,160,000	$260,000

Accrued interest on these notes was $43,193 and $7,891 at March 31, 2005 and 2004, respectively.

NOTE 5 - NOTES PAYABLE. (Continued)

(b)	Other:

On August 25, 1999 the Company issued an unsecured 5% $45,000 note to a former director in exchange for services rendered by him as a director through June 30, 1999. The note is subordinated to all non-officer or director debt issued subsequent to the issuance date of this note. Repayment of this note cannot exceed 10% of retained earnings which, since issuance date, has been negative. Accordingly, this note is classified as long term debt in the financial statements. Accrued interest on this note was $16,510 and $14,260 at March 31, 2005 and 2004, respectively.

On July 20, 2001 the Company issued two unsecured 5% notes totaling $380,399 to its current CFO and former CEO, respectively, for unpaid salaries incurred through that date. The notes and applicable accrued interest incurred since December 31, 2002 are in arrears. The unpaid interest on these notes was $43,169 and $23,762 at March 31, 2005 and 2004, respectively.

NOTE 6 - DUE TO OFFICERS.

The amounts due to officers represent unpaid current payroll due them which is expected to be paid within the current year.

NOTE 7 - INCOME TAXES.

At March 31, 2005 the Company has net operating loss carryforwards amounting to approximately $14.3 million through March 31, 2005 available to reduce future taxable income expiring through the year 2017. Management is unable to determine if the utilization of the future tax benefit is more likely than not and, accordingly, the tax asset of approximately $4,862,000 has been fully reserved.

A reconciliation of the statutory income tax effective rate to actual provision shown in the financial statements is as follows:

	2005		2004

Loss before income taxes	($2,382,487)		($3,286,376)
Computed tax benefit at statutory rate	(810,046)	(34.0%)	(1,117,368)	(34.0%)
Net operating loss valuation reserve	810,046	34.0%	1,117,368	34.0%
Total tax benefit	$–	–%	$–	–%

NOTE 8 - CAPITAL STOCK.

The Company has 8,000,000 shares of $.50 par value common stock and 4,000,000 shares of $.50 par value Class A preferred stock at March 31, 2005. In April 2005, the State of Nevada approved a recapitalization resulting in 25,000,000 common and 10,000,000 preferred shares authorized. The Company has, since inception issued its common and Series A preferred stock for cash and services rendered. In addition, the Company has issued its preferred stock upon exercise of conversion features inherent in its issues of convertible debt. Each share of each classification of stock has equal voting rights. The Series A preferred stock has preferential rights to Company assets, contains a liquidation preference of $10 per share and is convertible into one share of common stock.

On May 23, 1996 the Company issued 3,200,000 shares of its common stock to two founders in exchange for its trade secret and certain furniture and equipment. The deemed fair value of the transaction was $1,456,000, or $1,400,000 for the trade secret and $56,000 for the furniture and equipment. On June 4, 1999 the Company purchased 2,400,000 shares of common stock from one founder for a $10,000 forgiveness of debt and the right to distribute Company products in Mexico on a non-exclusive basis, such right having expired in calendar 2000.

On January 31, 2001 the Company issued 22,500 shares of its common stock upon conversion of a $45,000 note. On March 15, 2002 the Company issued 200,000 shares of its common stock upon conversion of four $62,500 notes. On July 31, 2001 the Company issued 225,533 of its Series A preferred stock upon a note and accrued interest conversion totaling $1,127,665. On August 8, 2002 the Company issued 289,728 of its Series A preferred stock upon conversion of two notes and accrued interest totaling $1,448,640. In February 2004, the Company issued 20,600 shares of its Series A preferred stock upon conversion of one note plus accrued interest totaling $103,000. On March 11, 2004, the Company issued 745,856 shares of its Series A preferred stock upon conversion of seven notes and accrued interest totaling $3,729,280.

NOTE 9 - SHARE BASED COMPENSATION AND OTHER BENEFIT PLANS.

In 2002 the Board of Directors and Shareholders approved a qualified Incentive Stock Option Plan which provides for the granting of 1,000,000 shares of common stock in the form of stock options for directors, officers, employees, consultants and other independent contractors. Options are to be granted at an exercise price not less than 100% of the fair value of the Company’s common stock at date of grant. The number of shares granted, terms of exercise and expiration dates are to be decided at the date of grant of each option by the Company’s Board of Directors. The Company recognized $74,185 and $23,322 in expense, net of tax, for the years ended March 31, 2005 and 2004, respectively, for options granted to non employees and non employee directors. The fair value of each option grant was estimated on the date of grant using the Black-Sholes option-pricing model with weighted average assumptions identical to those used for options granted to employees, using a risk-free interest rate of 6%, a 0% dividend rate and a volatility of 100%.

NOTE 9 - SHARE BASED COMPENSATION AND OTHER BENEFIT PLANS. (Continued)

The Company has issued warrants for its common and Series A preferred stock in association with debt financing, services performed and certain employment agreements. All warrants are exercisable at a per share price determined by the Board of Directors to be equal to the fair market value of the underlying stock at time of issuance of the warrants.

SFAS No. 123 No. Accounting for Stock-based Compensation defines a fair value method of accounting for an employee stock option. SFAS No. 123 allows a company to continue to measure compensation for these plans using APB No. 25 and related interpretations. The Company has elected to use APB No. 25 for accounting for its employee stock option plan for the years ended March 31, 2005 and 2004. Accordingly, no compensation cost has been recognized for its options issued to employees. If the Company had determined compensation cost for its stock options issued to employees based on the fair value at the grant dates for awards under the plan, consistent with the method prescribed by SFAS 123, the Company’s net loss would have been increased to the pro forma amounts as follows:

	For the Years Ended
	March 31,
	2005	2004

Net loss as reported	($2,382,487)	($3,286,376)

Net loss pro forma	(2,456,757)	(3,351,395)

Shares - basic	3,645,792	2,648,522

Basic loss per share as reported	($ 0.65)	($ 1.24)

Basic loss per share pro forma	($ 0.67)	($ 1.27)

In December 2004 the FASB issued Statement No. 123(R) Share-Based Payment, to be effective for interim or annual periods beginning after December 15, 2005, thereby becoming effective for the Company in the first quarter of fiscal 2006. Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized as an operating expense in the statement of operations. The cost is recognized over the requisite service period based on fair values measured on grant dates. The new standard may be adopted using either the modified prospective transition method or the modified retrospective method. The Company is currently evaluating its share-based employee compensation programs, the potential impact of this statement on the financial position and results of operations, and the alternative adoption methods.

Presented below is a summary of the status of the stock options in the plan and the related transactions for the years ended March 31, 2005 and 2004:

NOTE 9 - SHARE BASED COMPENSATION AND OTHER BENEFIT PLANS. (Continued)

	2005		2004
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price

Options outstanding at beginning of year	1,614,576	$2.35	1,646,444	$2.35

Granted	55,733	$2.85	223,541	$2.50
Cancelled/surrendered/exercised/forfeited	(270,900)	$2.50	(255,409)	$2.50
Options outstanding at end of year	1,399,409	$2.34	1,614,576	$2.35

The weighted average fair value of stock options at date of grant, calculated using the Black-Sholes option-pricing model, granted during the years ended March 31, 2005 and 2004 was $2.22 and $2.63, respectively. The assumptions used under this model were: 100% volatility, 6% risk free interest rate and 0% dividend rate.

NOTE 10 - EARNINGS PER SHARE.

The computation of earnings per share for the years ended March 31, 2005 and 2004 are as follows:

	For the Years Ended
	March 31,
	2005	2004

Numerator:
Net loss applicable to stock	($2,382,487)	($3,286,376)

Denominator:
Average outstanding shares used in the computation of per share earnings:
Stock issued - basic shares	3,645,792	2,648,522
Options outstanding	1,569,039	1,600,679
Diluted shares	5,214,831	4,249,201

Loss per share:
Basic and diluted	($0.65)	($1.24)

The basic calculation of earnings per share is used since the computation using diluted shares would be anti-dilutive.

NOTE 11 - COMMITMENTS AND CONTINGENCIES.

(a)	Leases:

The Company currently occupies its premises for its general offices, warehouse and laboratory in Santa Clara, California under two operating leases for a total of $8,280 per month plus certain related costs. One lease, for $2,070 per month expires June 30, 2005 and the second lease, for $6,210 per month expires October 31, 2005. Rent expense under these various leases was $139,308 and $223,875 for the years ended March 31, 2005 and 2004, respectively.

The Company leased equipment under a capital lease which expired in July 2005. In addition, the Company leases certain office equipment under two leases for approximately $350 per month.

(b)	Litigation:

The Company from time to time is involved in litigation in the normal course of business. The company does not believe the outcome of any current litigation to be material to its financial condition or results of operations.

NOTE 12 - SUBSEQUENT EVENT.

On April 29, 2005, the Company filed amended Articles of Incorporation with  the State of Nevada for the purpose of increasing the authorized number of shares of  stock the Company could issue. Based on the amendment, the Company is now  authorized to issue up 25,000,000 shares of its common stock and up to 10,000,000  shares of its preferred stock.